UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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LSI LOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LSI LOGIC CORPORATION

Notice of Annual Meeting of Stockholders
May 6, 2004

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LSI Logic Corporation (the “Company”), a Delaware corporation, will be held on Thursday, May 6, 2004, at 9:00 a.m., local time, at the Fairmont San Jose located at 170 South Market Street, San Jose, CA 95113, for the following purposes:

1.	To elect eight directors to serve for the ensuing year and until their successors are elected.

2.	To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 9,000,000.

3.	To approve an amendment to the Company’s International Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000.

4.	To approve the amendment and restatement of the Company’s Incentive Plan.

5.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for its 2004 fiscal year.

6.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 11, 2004, are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or you may vote by Internet or telephone. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

Sincerely,

/s/ David G. Pursel

David G. Pursel
Corporate Secretary

Milpitas, California
April 1, 2004

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to mark, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

LSI LOGIC CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of LSI Logic Corporation (referred to as “LSI Logic” or the “Company”), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, May 6, 2004, at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Fairmont San Jose located at 170 South Market Street, San Jose, CA 95113. The address of the Company’s principal executive offices is 1621 Barber Lane, Milpitas, California 95035, and the Company’s telephone number is (408) 433-8000.

These proxy solicitation materials were mailed on or about April 1, 2004, to all stockholders entitled to vote at the meeting.

Record Date; Shares Outstanding

Stockholders of record at the close of business on the record date of March 11, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting. As of the Record Date, 381,904,398 shares of the Company’s common stock, $0.01 par value, were issued and outstanding. On the Record Date, the closing price of the Company’s common stock on the New York Stock Exchange was $9.30 per share.

How to Vote

Stockholders may vote by attending the meeting and voting in person, by mailing the proxy card in the postage prepaid envelope provided by the Company, by telephone, using the toll free telephone number 1-800-690-6903 or by Internet, by using the Internet voting site www.proxyvote.com. Stockholders will be asked to enter the 12-digit control number located on their proxy cards to proceed with voting by telephone or by Internet.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of the Company at the Company’s principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

On all matters other than the election of directors, each share has one vote. See “ELECTION OF DIRECTORS — REQUIRED VOTE.” The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Georgeson & Company, Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Georgeson & Company, Inc. a fee not to exceed $10,000 for its services and will reimburse it for certain out-of-pocket expenses estimated to be $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by some of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone.

Householding

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Company’s proxy materials unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: LSI Logic Corporation, 1621 Barber Lane, MS AD-115, Milpitas, CA 95035, Attn: Investor Relations, or visit the Company’s website at www.lsilogic.com. You may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast at the annual meeting with respect to that matter (the “Votes Cast”).

The Company intends to count abstentions for purposes of determining both the presence and absence of a quorum and the total number of Votes Cast with respect to any matter (other than the election of directors). Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be considered to be Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan or plan amendment).

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2005 annual meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company no later than December 2, 2004, which is 120 calendar days prior to the anniversary of this year’s mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

If a stockholder wishes to present a proposal at the Company’s annual meeting in the year 2005 and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s Bylaws (the “Bylaw Deadline”), as described below in the section entitled “Other Matters.” If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

The SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the year 2005 annual meeting is February 15, 2005 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s year 2005 annual meeting. Because the Bylaw Deadline is not capable of being determined until the Company publicly announces the date for its next annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at next year’s annual meeting and the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting, including any stockholder proposals received between the date of this proxy statement and the Bylaw Deadline for this year’s annual meeting, which is April 8, 2004 (the seventh day after this proxy statement is mailed).

SECURITY OWNERSHIP

Security Ownership

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of the Record Date, by all persons known to the Company to be beneficial owners of more than five percent of the Company’s common stock, by all directors and executive officers named in the Summary Compensation Table on page 23 of this proxy statement and by all current directors and executive officers as a group.

Name	Number of Shares Beneficially Owned	Approximate Percentage Owned
Merrill Lynch & Co., Inc. (1)	26,747,603	7.0%
Morgan Stanley (2)	24,440,874	6.4%
Wilfred J. Corrigan (3)	15,051,764	3.9%
T.Z. Chu (4)	261,900	*
Malcolm R. Currie (5)	521,500	*
James H. Keyes (6)	255,070	*
R. Douglas Norby (7)	97,456	*
Matthew J. O’Rourke (8)	130,000	*
Gregorio Reyes (9)	100,000	*
Larry W. Sonsini (10)	98,089	*
Thomas Georgens (11)	793,850	*
Bryon Look (12)	841,415	*
W. Richard Marz (13)	1,178,160	*
Joseph M. Zelayeta (14)	1,474,000	*
All current directors and executive officers as a group (19 persons (15))	23,954,509	6.3%

*	Less than 1%

(1)	As reported in Schedule 13G filed January 27, 2004, with the SEC by Merrill Lynch & Co., Inc. (“Merrill Lynch”) on behalf of Merrill Lynch Investment Managers (“MLIM”). Merrill Lynch is a parent holding company. MLIM is an operating division of Merrill Lynch’s indirectly owned asset management subsidiaries. Certain of these subsidiaries hold shares of the Company’s common stock. Merrill Lynch has shared voting power and shared dispositive power over the entire 26,747,603 shares. The address for Merrill Lynch is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381.

(2)	As reported in Schedule 13G filed February 17, 2004, with the SEC by Morgan Stanley (“Morgan Stanley”) and Morgan Stanley & Co. International Limited. (“Morgan Stanley International”). Morgan Stanley is a parent holding company and Morgan Stanley International is a broker-dealer doing business under the laws of the United Kingdom. Morgan Stanley has shared voting power and shared dispositive power with respect to all of the shares and Morgan Stanley International has shared voting and shared dispositive power over 23,633,300 shares. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036 and the address for Morgan Stanley International is 25 Cabot Square, Canary Wharf, London E14 4QA, England.

(3)	Includes options held by Mr. Corrigan to purchase 5,575,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(4)	Includes options held by Mr. Chu to purchase 160,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(5)	Includes options held by Dr. Currie to purchase 160,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(6)	Includes options held by Mr. Keyes to purchase 160,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(7)	Includes options held by Mr. Norby to purchase 75,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(8)	Represents options held by Mr. O’Rourke to purchase 130,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(9)	Includes options held by Mr. Reyes to purchase 65,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(10)	Includes options held by Mr. Sonsini to purchase 97,500 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(11)	Includes options held by Mr. Georgens to purchase 762,500 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(12)	Includes options held by Mr. Look to purchase 815,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(13)	Includes options held by Mr. Marz to purchase 1,155,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(14)	Includes options held by Mr. Zelayeta to purchase 1,315,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(15)	Includes options to purchase an aggregate of 13,520,417 shares held by 12 executive officers and seven outside directors, which are presently exercisable or will become exercisable within 60 days of the Record Date.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

A board of eight directors is to be elected at the meeting. All directors are elected annually and serve a one-year term until the next annual meeting or until his successor has been elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors selected and the Board of Directors accepted the eight nominees named below for election to the Board. All nominees are currently directors of the Company.

The Board of Directors expects all nominees named below to be available to serve as directors if elected. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee designated by the current Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting so as to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom to vote.

The names of the nominees for election to the Board of Directors, and the experience and background of each, are set forth below. Ages are as of December 31, 2003.

Name of Nominee	Age	Principal Occupation	Director Since
Wilfred J. Corrigan	65	Chairman of the Board of Directors and Chief Executive Officer of the Company	1981
T.Z. Chu	69	Consultant; Retired President of Hoefer Pharmacia Biotech, Inc.	1992
Malcolm R. Currie	76	Chief Executive Officer, Currie Technologies, Inc.	1992
James H. Keyes	63	Retired Chairman, Johnson Controls, Inc.	1983
R. Douglas Norby	68	Chief Financial Officer and Senior Vice President, Tessera, Inc.	1993
Matthew J. O’Rourke	65	Consultant; Retired Partner, Price Waterhouse LLP	1999
Gregorio Reyes	62	Management Consultant; Former Chairman and Chief Executive Officer, Sunward Technologies, Inc.	2001
Larry W. Sonsini	62	Chairman and Chief Executive Officer, Wilson Sonsini Goodrich & Rosati, P.C	2000

There are no family relationships between or among any directors or executive officers of the Company.

Mr. Corrigan, a founder of the Company, has served as Chief Executive Officer and a director of the Company since the Company was founded in January 1981. Mr. Corrigan also serves on the board of directors of FEI Company and LSI Logic Storage Systems, Inc., a wholly-owned subsidiary of the Company.

Mr. Chu serves as a consultant to various public companies or private companies and a consultant or director to a number of private companies and non-profit organizations. Mr. Chu served as President of Hoefer Pharmacia Biotech, Inc., a biotechnology company, from March 1995 until his retirement in February 1997.

Dr. Currie has served as Chief Executive Officer of Currie Technologies, Inc., a manufacturer of electric propulsion systems for bicycles and other light vehicles, since February 1997. He presently serves on the board of directors for Enova Systems, Inc., Regal One Corp. and Inamed Corporation.

Mr. Keyes served as Chairman of Johnson Controls, Inc. from October 2002 until his retirement in December 2003. He served as Chairman and CEO from January 1993 to October 2002. Johnson Controls, Inc. is a provider of automotive systems, batteries and facility management and control. Mr. Keyes also serves on the boards of directors of Johnson Controls, Inc., Pitney Bowes Inc. and Navistar International Corporation.

Mr. Norby has been Chief Financial Officer and Senior Vice President of Tessera, Inc., a semiconductor packaging technology company, since July 2003. He worked as a management consultant with Tessera from May 2003 until July 2003. Mr. Norby was a private investor from March 2003 until May 2003. He served as Vice President and Chief Financial Officer of Zambeel, Inc., a data storage systems company, from March 2002 until February 2003, and as Chief Financial Officer of Novalux, Inc., an optoelectronics company, from December 2000 to March 2002. Prior to his tenure with Novalux, Inc., Mr. Norby served as Executive Vice President and Chief Financial Officer of the Company from November 1996 to November 2000. Mr. Norby also serves on the board of directors of Alexion Pharmaceuticals, Inc. and ChipPac, Inc.

Mr. O’Rourke was a partner with the accounting firm Price Waterhouse LLP from 1972 until his retirement in June 1996. Since his retirement, Mr. O’Rourke has been engaged as an independent business consultant. Mr. O’Rourke is also a member of the board of directors of Infonet Services Corporation.

Mr. Reyes has been a private investor and management consultant since 1994. Mr. Reyes serves on the board of directors of Dialog Semiconductor.

Mr. Sonsini has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since 1969 and has served as its Chairman and Chief Executive Officer for more than the past five years. Mr. Sonsini serves on the Board of Directors of the following public companies: Brocade Communications Systems, Inc., Echelon Corporation, Lattice Semiconductor Corporation, PIXAR, Inc. and Silicon Valley Bancshares.

Board Meetings and Committees

Board of Directors

The Board of Directors (the “Board of Directors” or the “Board”) is the ultimate decision-making body of the Company except with respect to those matters reserved for decision of stockholders. The Board is responsible for selection of the executive management team, providing oversight responsibility and direction to management and evaluating the performance of this team on behalf of the stockholders. The Board has adopted Corporate Governance Guidelines to assist it in the performance of its responsibilities. These Guidelines are available on the Company’s website at www.lsilogic.com. Seven out of eight Board members are independent, as defined by the New York Stock Exchange.

The Board of the Company held a total of seven meetings during the fiscal year ended December 31, 2003. Currently Mr. Keyes serves as the Board’s lead independent director. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit, Compensation and Nominating and Corporate Governance Committees consist solely of non-employee independent directors as defined by the New York Stock Exchange. The Board appoints the members and chairs of the committees annually. All committees operate under charters approved by the Board, which are available on the Company’s website at www.lsilogic.com.

You may contact the Board of Directors by sending an email to lead-director@lsil.com or board@lsil.com.

The Company customarily schedules Board and committee meetings on the same day as the annual meeting of shareholders to encourage and facilitate Board member attendance at the annual meeting. Seven of the Company’s eight directors attended the Company’s annual meeting held in May 2003.

During the year ended December 31, 2003, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

Audit Committee

The Audit Committee, which consists of Dr. Currie, who serves as its chairman, Mr. Chu, Mr. Keyes and Mr. O’Rourke, held 12 meetings during the last fiscal year. The Audit Committee reviews the Company’s accounting policies and practices, internal controls, financial reporting practices, contingent risks and risk management strategies and plans. The Audit Committee selects and retains the Company’s independent accountants to serve the following year to examine the Company’s accounts, reviews the independence of the independent accountants as a factor in making these determinations and pre-approves all audit and non-audit services performed by the independent accountants. The Audit Committee meets alone with the Company’s management, independent accountants and the director of the Company’s Internal Audit Department, and grants them free access to the Audit Committee at any time. All members of the Audit Committee are financially literate, as such qualification is interpreted by the Company’s Board in its business judgment. In addition, Messrs. Keyes and O’Rourke are financial experts of the Committee. Stockholders interested in communicating with the Audit Committee may do so by sending an email to auditchair@lsil.com.

Compensation Committee

The Compensation Committee, which consists of Mr. Keyes, who serves as its chairman, Mr. Chu, Dr. Currie, Mr. O’Rourke and Mr. Reyes, held four meetings during the last fiscal year. At least annually, the Compensation Committee reviews the goals of the Company’s executive officer and director compensation plans, and amends or recommends that the Board of Directors amend these goals if the Committee deems it appropriate. The Compensation Committee evaluates and reviews, at least annually, the performance of the Chairman and Chief Executive Officer and other executive officers in light of those goals. Based upon such an evaluation, the Compensation Committee establishes the Company’s overall executive compensation strategy, and, in particular, determines the compensation structure for the Chairman and Chief Executive Officer and other executive officers of the Company. The Committee approves any incentive, bonus or similar plans of the Company based upon the recommendations submitted by the Chairman and Chief Executive Officer and the Vice President of Human Resources. The Committee reviews and approves the Company’s stock option and other stock incentive award programs and reviews, as needed (with an independent consultant), executive compensation matters and significant issues that relate to executive compensation. Stockholders interested in communicating with the Compensation Committee may do so by sending an email to compensationchair@lsil.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which consists of Mr. Chu, who serves as its chairman, Dr. Currie, Mr. O’Rourke and Mr. Reyes, held two meetings during the last fiscal year. The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board, recommending to the Board the director nominees for the next annual meeting of stockholders, advising the Board of Directors with respect to Board composition, procedures and whether to form or dissolve committees, advising the Board with respect to the corporate governance principles applicable to the Company and developing criteria for oversight of the evaluation of the Board and management.

Each nominee to the Board of Directors is considered on the basis of his or her likelihood to enhance the Board’s ability to manage and direct the affairs and businesses of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and satisfy any requirements imposed by law, regulation or exchange listing requirements.

In the past, nominees for the Board have been submitted to the Company by a Board member. However, the Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Company’s Board of Directors if received no later than December 2, 2004. The Committee uses the same evaluation method described above in assessing candidates recommended by stockholders. The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate’s willingness to serve and evidence of the nominating person’s ownership of Company stock should be sent to the attention of the Committee at nominatingchair@lsil.com. Stockholders may use the same email address to communicate other matters to the Committee.

Compensation of Directors

As of August 2003, members of the Board of Directors who are not employees of the Company receive an annual fee of $35,000 paid and $2,000 for each regular Board meeting they attend in person, plus reimbursement of expenses for attendance at regular Board and committee meetings. For additional telephonic meetings, members receive a fee of $1,000 per meeting. In addition, the lead director of the Board receives an annual payment of $5,000. Each Committee member receives $1,000 for in-person and telephonic attendance of Committee meetings. The Audit Committee’s designated financial experts receive an additional $5,000 for their services annually, and the Audit Committee chairman receives an additional annual fee of $7,000.

The Company’s Amended 1995 Director Option Plan, as adopted by the Board of Directors and approved by the stockholders, provides for the grant of non-statutory stock options to non-employee directors of the Company. Under a non-discretionary formula approved by the stockholders, each non-employee director is granted an initial option to purchase 30,000 shares of common stock on the date on which he or she first becomes a director. In addition, effective August 2003, on April 1 of each year, each non-employee director is automatically granted a subsequent option to purchase 30,000 shares of common stock of the Company, if on the date of grant he or she has served on the Board of Directors for at least six months. The vesting schedule for initial options granted under the Amended 1995 Director Option Plan is set at 25% on each of the first four anniversaries of the grant date. Subsequent option grants become exercisable in full six months after the date of grant. Options may be exercised only while the optionee is a director of the Company, within 12 months after death or within three months after the optionee ceases to serve as a director of the Company, but in no event after the ten-year term of the option has expired. As of the Record Date, a total of 2,000,000 shares have been reserved for issuance under the 1995 Amended Director Option Plan, of which 870,000 shares are subject to outstanding options, 15,000 shares have been issued upon exercise of options, and 1,115,000 shares remain available for grant. On April 1, 2003, an option to purchase 25,000 shares was granted to each of Directors Chu, Currie, Keyes, Norby, O’Rourke, Reyes and Sonsini having a weighted average exercise price of $4.59 per share.

Required Vote

Directors shall be elected by a plurality vote. The eight nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, votes withheld and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Every stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (eight) multiplied by the number of votes to which the stockholder’s shares are entitled, or may distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than eight candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate’s name has been properly placed in nomination in accordance with the Company’s Bylaws prior to the meeting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. The proxy holders will exercise discretionary authority to cumulate votes in the event that additional persons are nominated for election as directors.

Under the Company’s Bylaws, in order for stockholder nominees for director to be deemed properly placed in nomination, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no less than 60 days nor more than 90 days prior to the annual meeting; provided, however, if less than 65 days notice of the date of the annual meeting has been given to stockholders, notice by the stockholder to be timely must be delivered to the Company not later than the close of business on the seventh day following the day on which such notice of the annual meeting was mailed. The stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and address of the stockholder as they appear on the Company’s books, or the name of the beneficial holder or other party on whose behalf the nomination is made; and (c) the class and number of shares of the Company owned by the stockholder or beneficial holder or other party on whose behalf the nomination is made.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the proposed slate of directors for the current year.

PROPOSAL TWO
AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE
NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

General

The Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board of Directors and approved by the stockholders in April 1983. A total of 225,000 shares of common stock were initially reserved for issuance thereunder. From time to time since April 1983, the Board of Directors and stockholders have approved amendments to the ESPP to increase the number of shares reserved for issuance thereunder and to change certain other provisions. In addition, the Company effected a three-for-two stock split in 1986 and two-for-one common stock splits in 1995 and 2000. As of the Record Date, of the 60,314,110 shares reserved for issuance under the ESPP (without giving effect to this amendment), 49,984,379 shares had been issued. The Company estimates that it will have used a substantial portion of the 10,329,731 remaining available shares by the end of the exercise period ending May 14, 2004, leaving an inadequate number of shares available for future issuance.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide employees at all levels with an opportunity for equity participation through payroll deductions in the ESPP. The ESPP is an additional incentive to contribute to the success of the Company. Employees have rated the ESPP as their most valuable benefit. As of the Record Date, 79% of the eligible employees are participating in the ESPP.

Proposed Amendment to the ESPP

On February 12, 2004, the Board of Directors approved an amendment to the ESPP to increase the number of shares reserved under the ESPP by 9,000,000 to a total of 69,314,110 shares.

The total number of shares of common stock reserved for issuance under the ESPP as of the Record Date is 60,314,110, of which 10,329,731 shares are available for future issuance. Management believes there may not be enough shares to meet anticipated demand, as the lower price of the Company’s stock during the past year requires a greater number of shares to satisfy enrollment requirements. Therefore, stockholder approval is sought to increase the number of shares of common stock reserved for issuance under the ESPP by 9,000,000. If the proposed amendment is approved, the total number of shares of common stock reserved for issuance under the ESPP will be 69,314,110. The ESPP includes an annual replenishment (the “Annual Replenishment”), which was previously approved by the stockholders. The Annual Replenishment consists of 1.15% of the Company’s common stock issued and outstanding at fiscal year end less the number of shares available for future option grants under the ESPP at fiscal year end. No shares have been added to the ESPP under the Annual Replenishment since January 2001. The number of shares of common stock reserved for issuance under the ESPP, as amended by this proposal, is anticipated to be sufficient to meet the Company’s requirements for the next 12 months.

Required Vote

The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL TWO.

Summary of the ESPP

The essential features of the ESPP are outlined below.

Purpose

The purpose of the ESPP is to provide employees of the Company and of its majority-owned subsidiaries with an opportunity to purchase common stock of the Company at a discount through payroll deductions.

Administration

The ESPP is currently being administered by the Board of Directors, although that body may appoint a committee to perform that function. All questions of interpretation or application of the ESPP are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to the ESPP. No member of the Board of Directors who is eligible to participate in the ESPP may be a member of any committee appointed to administer the ESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the ESPP.

Eligibility

Any person who is employed by the Company (or by any of its majority-owned subsidiaries designated by the Board) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP. As of the Record Date, approximately 4,250 employees were eligible to participate in the ESPP and approximately 3,360 of those were participating.

Offering Dates

The ESPP is currently implemented by consecutive overlapping 12-month offering periods. The offering periods begin May 15 and November 15 of each year. Each offering period consists of two six-month purchase periods. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

Eligible employees become participants in the ESPP by delivering a subscription agreement to the Company authorizing payroll deductions. An employee who becomes eligible to participate in the ESPP after the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

Purchase Price

The purchase price per share at which shares are purchased under the ESPP is the lower of (a) 85% of the fair market value of a share of Company common stock on the enrollment date for a 12-month offering period or (b) 85% of the fair market value of a share of common stock on the applicable purchase date within that offering period. If shares are to be added to the ESPP at a time when the fair market value of a share of common stock is higher than it was on the enrollment date, then the Board of Directors may, at its discretion, set the purchase price for the added shares at the lesser of 85% of the fair market value of a share of common stock on the date such shares are authorized by the stockholders or 85% of the fair market value of shares on the applicable purchase date within the offering period. The fair market value of the common stock on a given date is determined by the Board of Directors based upon the closing sales price as reported by The Wall Street Journal on such date.

Payment of Purchase Price; Payroll Deductions

ESPP shares are purchased with funds that are accumulated through payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s eligible compensation, which is defined in the ESPP to include the regular straight time salary as of each payday during the offering period, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions, but exclusive of other compensation. A participant may decrease the rate of payroll deductions at any time in whole percentage point increments (but not below 1%), and such decreases are immediately effective. Increases in the rate of payroll deductions may be made only at the start of a purchase period.

All payroll deductions are credited to the participant’s account under the ESPP; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

Purchase of Stock; Exercise of Option

At the beginning of each offering period, each participating employee is in effect granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the participant’s accumulated payroll deductions during the purchase period by 85% of the fair market value of the common stock at the beginning of the offering period or on the applicable purchase date, whichever is lower. However, the number of shares placed under option may not exceed 1,000 shares in each purchase period within offering periods commencing in May 2003. Under no circumstances may an employee make aggregate purchases of stock of the Company and its majority-owned subsidiaries under the ESPP and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code, of 1986, as amended (“Internal Revenue Code”) in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year. Furthermore, no employee who owns 5% or more of the total combined voting power or value of all classes of shares of Company stock or the Company’s subsidiaries’ stock, including shares that may be purchased under the ESPP or pursuant to any other options, will be permitted to purchase shares under the ESPP.

Withdrawal

A participant may terminate his or her participation in the ESPP at any time at least 30 days prior to the purchase date by signing and delivering to the Company a notice of withdrawal from the ESPP. All of the participant’s accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the ESPP by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant’s withdrawal from the ESPP during an offering period does not have any effect upon such participant’s eligibility to participate in subsequent offering periods under the ESPP.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant or, in the case of death, to the person or persons designated in the subscription agreement. A participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an employee during the period in which the participant is subject to such payment in lieu of notice.

Capital Changes

If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately, unless otherwise provided by the Board of Directors. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board determines, in its discretion, to accelerate the exercisability of all outstanding options under the ESPP. The Board may also make provisions for adjusting the number of shares subject to the ESPP and the purchase price per share if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of the Company’s outstanding common stock.

Amendment and Termination of the ESPP

The Board of Directors may at any time amend or terminate the ESPP, except that such amendment or termination may not adversely affect an employee’s participation in an offering period for which the employee has already enrolled. An offering period may be terminated by the Board of Directors on any purchase date if it determines that the termination of the offering period or the ESPP is in the best interests of the Company and its stockholders. No amendment may be made to the ESPP without prior approval of the stockholders of the Company where such approval is necessary to comply with Section 423 of the Internal Revenue Code (i.e., if such amendment would increase the number of shares reserved under the ESPP or modify the eligibility requirements).

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board of Directors shall be entitled to change the duration of the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures consistent with the ESPP as the Board of Directors determines in its sole discretion to be advisable.

In the event the Board of Directors determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board of Directors may, in its discretion, modify or amend the ESPP to reduce or eliminate such accounting consequences, including, but not limited to, altering the purchase price for any offering period, including an offering period underway at the time of the change, shortening any offering period so that the offering period ends on a new purchase date, including an offering period underway at the time, and allocating shares.

Certain United States Federal Income Tax Information

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

Upon the sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the length of time that the shares have been held. If the shares are sold or otherwise disposed of more than two years after the offering date and more than one year after the purchase date, the participant will recognize ordinary income equal to the lesser of: (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the applicable offering date. Any further gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will generally be treated as ordinary income, and any further gain or any loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP, is not intended to be complete and does not discuss the income tax laws of any municipality, state or foreign country.

Participation in the ESPP

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. The following table sets forth certain information regarding shares purchased under the ESPP during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the ESPP for each of the Named Executive Officers, for all current executive officers as a group and for all other employees who participated in the ESPP as a group:

AMENDED PLAN BENEFITS
Employee Stock Purchase Plan

Name of Individual or Identity of Group and Position	Number of Shares Purchased (#)	Dollar Value ($)(1)	Payroll Deductions as of Fiscal Year End
Wilfred J. Corrigan	0	N/A	N/A
Chairman and Chief Executive Officer
Thomas Georgens	1,798	2,703	9,563
Executive Vice President, LSI Logic Storage Systems, Inc.
Bryon Look	2,500	6,098	15,445
Executive Vice President and Chief Financial Officer
W. Richard Marz	2,500	6,098	14,512
Executive Vice President, Worldwide Strategic Marketing
Joseph M. Zelayeta	0	N/A	N/A
Executive Vice President, ASIC Technology and Methodology
All current executive officers as a group	24,286	57,530	124,497
All other employees as a group (2)	5,129,619	12,977,013	23,687,303

(1)	Market value of shares on date of purchase, minus the purchase price under the ESPP.

(2)	Does not include employees participating in the International Employee Stock Purchase Plan.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the Employee Stock Purchase Plan. The effect of an abstention is the same as that of a vote against the Employee Stock Purchase Plan. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

PROPOSAL THREE
AMENDMENT TO THE INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

General

The International Employee Stock Purchase Plan (the “IESPP”) was adopted by the Board of Directors in 1996. A total of 300,000 shares of common stock were initially reserved for issuance thereunder. From time to time since 1996, the Board of Directors has approved amendments to the IESPP to increase the number of shares reserved for issuance and to change certain other provisions. In addition, the Company affected two-for-one common stock splits in 1995 and 2000. As of the Record Date, of the 3,227,273 shares reserved for issuance under the IESPP (without giving effect to this amendment), 2,238,408 shares had been issued. The Company estimates that it will have used a substantial portion of the 988,865 remaining available shares by the end of the exercise period ending May 14, 2004, leaving an inadequate number of shares available for future issuance.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide international employees at all levels with an opportunity for equity participation through payroll deductions in the IESPP. The IESPP is an additional incentive to contribute to the success of the Company. As of the Record Date, 60% of the eligible employees are participating in the IESPP.

Proposed Amendment to the IESPP

On February 12, 2004, the Board of Directors approved an amendment to the IESPP to increase the number of shares reserved under the IESPP by 1,000,000 to a total of 4,227,273 shares.

The total number of shares of common stock reserved for issuance under the IESPP as of the Record Date is 3,227,273, of which 988,865 are available for future issuance. Management believes there may not be enough shares to meet anticipated demand, as the lower price of the Company’s stock during the past year requires a greater number of shares to satisfy enrollment requirements. Therefore, stockholder approval is sought to increase the number of shares of common stock reserved for issuance under the IESPP by 1,000,000. If the proposed amendment is approved, the total number of shares of common stock reserved for issuance under the IESPP will be 4,227,273. The number of shares of common stock reserved for issuance under the IESPP, as amended by this proposal is anticipated to be sufficient to meet the Company’s requirements for the next 12 months.

Required Vote

The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL THREE.

Summary of the IESPP

The essential features of the IESPP are outlined below.

Purpose

The purpose of the IESPP is to provide employees of the Company’s international majority-owned subsidiaries with an opportunity to purchase common stock of the Company at a discount through payroll deductions.

Administration

The IESPP is currently being administered by the Board of Directors, although that body may appoint a committee to perform that function. All questions of interpretation or application of the IESPP are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors and executive officers are not eligible to participate in the IESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the IESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the IESPP.

Eligibility

Any person who is employed by the Company’s international majority-owned subsidiaries for at least 20 hours per week and more than five months in a calendar year and who does not own five percent or more of the total combined voting power or value of all classes of stock of the Company is eligible to participate in the IESPP. As of the Record Date, approximately 535 employees were eligible to participate in the IESPP and approximately 323 of those were participating.

Offering Dates

The IESPP is currently implemented by consecutive overlapping 12-month offering periods. The offering periods begin May 15 and November 15 of each year. Each offering period is composed of two six-month purchase periods. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

Eligible employees become participants in the IESPP by delivering a subscription agreement and corresponding country addendum to the Company authorizing payroll deductions. An employee who becomes eligible to participate in the IESPP after the commencement of an offering period may not participate in the IESPP until the commencement of the next offering period.

Purchase Price

The purchase price per share at which shares are purchased under the IESPP is the lower of (a) 85% of the fair market value of a share of Company common stock on the enrollment date for a 12-month offering period or (b) 85% of the fair market value of a share of common stock on the applicable purchase date within that offering period. If shares are to be added to the IESPP at a time when the fair market value of a share of common stock is higher than it was on the enrollment date, then the Board of Directors may, at its discretion, set the purchase price for the added shares at the lesser of 85% of the fair market value of a share of common stock on the date such shares are authorized by the stockholders or 85% of the fair market value of shares on the applicable purchase date within the offering period. The fair market value of the common stock on a given date is determined by the Board of Directors based upon the closing sales price as reported by The Wall Street Journal on such date. The exchange rate used for calculating the number of shares of stock to be purchased with payroll deductions is the NYSE composite exchange rate reported by Bloomberg Financial System using the closing rate on the last Wednesday of the fiscal month ending closest to the purchase date.

Payment of Purchase Price; Payroll Deductions

IESPP shares are purchased with funds that are accumulated through payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s eligible compensation, which is defined in the IESPP to include the regular straight time salary as of each payday during the offering period, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions, but exclusive of other compensation. A participant may decrease the rate of payroll deductions at any time in whole percentage point increments (but not below 1%), and such decreases are immediately effective. Increases in the rate of payroll deductions may be made only at the start of a purchase period.

All payroll deductions are credited to the participant’s account under the IESPP; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

Purchase of Stock; Exercise of Option

At the beginning of each offering period, each participating employee is in effect granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the participant’s accumulated payroll deductions during the purchase period by 85% of the fair market value of the common stock at the beginning of the offering period or on the applicable purchase date, whichever is lower. However, the number of shares placed under option may not exceed 1,000 shares in each purchase period within offering periods commencing in May 2003. Under no circumstances may an employee make aggregate purchases of stock of the Company and its majority-owned subsidiaries under the IESPP and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year. Additional limitations may apply to the number of shares of common stock that an employee of a particular country may purchase.

Withdrawal

A participant may terminate his or her participation in the IESPP at any time at least 30 days prior to the purchase date by signing and delivering to the Company a notice of withdrawal from the IESPP. All of the participant’s accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the IESPP by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant’s withdrawal from the IESPP during an offering period does not have any effect upon such participant’s eligibility to participate in subsequent offering periods under the IESPP.

Termination of Employment

Termination of a participant’s employment for any reason, or reduction of the number of hours worked per week to below 20 hours cancels his or her participation in the IESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant.

Employees may continue to participate in the IESPP during a leave of absence that is approved by the Company subsidiary. Unless an employee received regular straight time pay during a leave of absence, he or she will not make contributions to the IESPP during the leave. Contributions made to the IESPP prior to an approved leave of absence will be used to purchase stock at the end of the purchase period and payroll deductions will resume at the time the employee returns to active status.

The transfer of an employee from one Company subsidiary to another subsidiary or to the parent shall not alone be considered a break in the continuous status as a regular employee. In the event of such a transfer, the participation in the IESPP would be subject to the new country addendum applicable to the new Company subsidiary or to the terms of the Company’s Employee Stock Purchase Plan if the employee transfers to the parent Company.

Capital Changes

If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately, unless otherwise provided by the Board. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board determines, in its discretion, to accelerate the exercisability of all outstanding options under the IESPP. The Board may also make provisions for adjusting the number of shares subject to the IESPP and the purchase price per share if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of the Company’s outstanding common stock.

Amendment and Termination of the IESPP

The Board of Directors may amend or terminate the IESPP or any particular country addendum at any time, or withdraw a Company subsidiary from the IESPP, except that such amendment or termination may not adversely affect an employee’s participation in an offering period for which the employee has already enrolled. Without regard to whether any participant rights may be considered to have been adversely affected, the Board of Directors shall be entitled to change the offering periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays to mistakes in the processing or properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Company common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the IESPP.

Third Party Fiduciaries

Certain countries may prohibit employees from directly owning Company common stock purchased on their behalf under the IESPP. If local law so requires or if the Board determines that distribution of proceeds could not be accomplished without undue liability or expense to either the Company or the Company subsidiary, the Company subsidiary may provide for maintenance of accounts with a third party fiduciary for the benefit of the employees.

Certain Tax Information

Depending on the tax rules of the foreign jurisdictions in which participants of the IESPP reside, there may be ordinary income to the participants at the time of their purchase of common stock under the IESPP. If the participant recognizes ordinary income in connection with his or her purchase of common stock under the IESPP, the Company or its subsidiary operating in the applicable foreign jurisdiction will generally be entitled to a deduction in the same amount at the time such ordinary income is recognized. The foregoing is only a general summary of the effect of federal income taxation upon the Company with respect to the purchase of shares under the IESPP, and does not discuss the income tax laws of any municipality, state or foreign country.

Participation in the IESPP

Participation in the IESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the IESPP are not determinable. Non-employee directors are not eligible to participate in the IESPP. No Named Executive Officers or other executive officers participated in the IESPP in the fiscal year 2003. Employees eligible to purchase shares in the IESPP purchased 423,702 shares with a dollar value of $1,087,674 (which is the market value of the shares on the date of purchase, minus the purchase price under the IESPP) and payroll deductions of $2,337,990.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the International Employee Stock Purchase Plan. The effect of an abstention is the same as that of a vote against the International Employee Stock Purchase Plan. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

PROPOSAL FOUR
APPROVAL OF INCENTIVE PLAN

We are asking stockholders to approve the amendment and restatement of the LSI Logic Corporation Incentive Plan (the “Incentive Plan” or the “Plan”), formerly titled the “LSI Logic Corporation Chief Executive Officer Incentive Plan.” The amended and restated Incentive Plan will allow us to use the Incentive Plan to achieve our goal of increasing stockholder value by linking some of the compensation of our key employees to the performance of the Company and also enable us to receive a federal income tax deduction for certain compensation paid under the Incentive Plan. The Compensation Committee of the Board of Directors has approved the amendment and restatement of the Incentive Plan, subject to approval from stockholders at the annual meeting. If stockholders do not approve the amendment and restatement of the Incentive Plan, the Incentive Plan will be terminated and no bonuses will be paid under the plan. Also, we may not be entitled to a deduction for any incentive compensation paid to our Chief Executive Officer and four other most highly compensated executive officers.

The changes to the amended and restated Incentive Plan permit the Committee (as defined below) to include in the Incentive Plan additional employees other than the Company’s Chief Executive Officer and further gives the Committee the flexibility to specify additional performance goals in setting awards for any given Incentive Plan participant. Previously, operating income was the only performance goal the Committee was permitted to apply and the only permissible participant was the Company’s Chief Executive Officer.

Required Vote

The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL FOUR.

Summary of the Incentive Plan

The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation. The Incentive Plan is set forth in its entirety as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the Incentive Plan.

Purpose

The Incentive Plan is intended to motivate and reward participants by making a significant portion of their cash compensation directly dependent upon achieving the Company’s objectives. The Incentive Plan accomplishes this by providing participants with cash award payments for achieving performance goals established by the Incentive Plan administrator.

The Incentive Plan also is designed to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the other four most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any year. However, the Company may deduct compensation in excess of $1 million if it qualifies as performance-based compensation under Section 162(m). Incentive Plan payments are intended to qualify as performance-based compensation, thereby permitting the Company to receive a federal income tax deduction for the payment of incentive compensation.

Administration, Amendment and Termination

The Plan may be administered by either the Compensation Committee of the Board of Directors or a sub-committee of the Compensation Committee (in each case, the “Committee”), consisting of not less than two (2) members of the Board of Directors. The members of the Committee must qualify as “outside directors” under Section 162(m) (for purposes of qualifying the Incentive Plan as performance-based compensation). The Committee may delegate all or part of its authority to employees of the Company, as appropriate for proper administration of the Incentive Plan given the intent that certain awards are intended to qualify as performance-based compensation under Section 162(m).

Subject to the terms of the Incentive Plan, the Committee has sole discretion to select the participants, determine the terms and conditions of each award (including the target amount and the performance goals), and, at any time, reduce or eliminate any award.

The Committee, may, in its discretion, amend, suspend or terminate the Incentive Plan at any time and for any reason. However, no amendment, suspension or termination may impair the rights of a participant under a previously specified award without the participant’s consent or cause compensation that is or may become payable under the Incentive Plan to fail to qualify as performance-based compensation. To the extent necessary or advisable under applicable law, any amendment to the Incentive Plan will be subject to stockholder approval.

Eligibility

Any employee of the Company or an affiliate of the Company is eligible to receive awards under the Incentive Plan. The Company’s Chief Executive Officer will be eligible to earn an award under the Incentive Plan in each fiscal year. The Committee will determine the other employees, if any, who are eligible to earn awards during any fiscal year. In selecting the participants, the Committee expects to choose key employees of the Company and the Company’s affiliates who are likely to have a significant impact on the Company’s performance. The Committee currently anticipates that only the Chief Executive Officer will be selected to participate in the Incentive Plan for the 2004 fiscal year and also expects that in future years approximately three to ten key employees will be selected to participate in any given fiscal year.

Awards

For each fiscal year, the Committee will determine each participant’s performance goals and target award. The Committee also will establish a payout formula that (1) is based on a comparison of actual performance to the performance goals and (2) provides for a payment less than, equal to, or in excess of a participant’s target award to the extent actual performance falls below, meets or exceeds the previously established performance goals. The Committee has discretion to reduce or eliminate an award at any time, and no award may exceed $3,000,000.

Awards will be paid as soon as practicable following the determination of the amount of the award for a fiscal year. Awards will be paid in cash. In the event a participant’s employment terminates for any reason other than the participant’s retirement, death or total and permanent disability, no award will be paid to that participant for the fiscal year in which the termination occurs. In the event a participant’s employment terminates by reason of the participant’s retirement, death or total and permanent disability, the Committee will determine the extent to which the participant is entitled to receive the award for the fiscal year in which such a termination occurs.

Performance Goals

In determining the performance goals applicable to an award, the Committee may choose one or more of the following: earnings per share, operating income, return on equity, revenue and/or total shareholder return.

Performance goals may differ from participant to participant, from fiscal year to fiscal year and from award to award. Any criteria used may be measured, as applicable, (1) in absolute terms, (2) in relative terms

(including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of the Company as a whole or a segment of the Company and/or (5) on a pre-tax or after-tax basis.

Awards to be Granted to Certain Individuals and Groups

Awards under the Incentive Plan are determined based on actual future performance. As a result, future actual awards cannot be determined at this time. The following table sets forth the target awards and the minimum and maximum awards for fiscal year 2004 for the persons and groups shown below. Because our executive officers are eligible to receive awards under the Incentive Plan, our executive officers have an interest in this proposal. Although the Committee currently does not intend to grant incentive awards outside of the Incentive Plan to employees who are participants in the Incentive Plan, the Committee may do so in the future. For fiscal year 2004, the Committee intends to grant awards to certain of its key employees for the accomplishment of goals specified by the Committee.

Name of Individual or Group	Minimum Award	Target Award	Maximum Award
Wilfred J. Corrigan, Chairman and Chief Executive Officer	$0	$860,000	$3,000,000
Thomas Georgens, Executive Vice President, LSI Logic Storage Systems, Inc. (1)	$0	$0	$0
Bryon Look, Executive Vice President and Chief Financial Officer (1)	$0	$0	$0
W. Richard Marz, Executive Vice President, Worldwide Strategic Marketing (1)	$0	$0	$0
Joseph M. Zelayeta, Executive Vice President, ASIC Technology & Methodology (1)	$0	$0	$0
All executive officers, as a group	$0	$860,000	$3,000,000
All employees who are not executive officers, as a group	$0	$0	$0
All directors who are not executive officers, as a group (2)	$0	$0	$0

(1)	Messrs. Thomas Georgens, Bryon Look, W. Richard Marz and Joseph Zelayeta have not been selected as participants in the Incentive Plan for fiscal year 2004, but are eligible to earn incentive awards for fiscal year 2004 under a different Company plan.

(2)	This group is not eligible to participate in the Incentive Plan.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the Incentive Plan. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

PROPOSAL FIVE
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for its 2004 fiscal year and recommends that the stockholders vote for the ratification of such appointment. If there is a negative vote on such ratification, the Audit Committee will reconsider its selection, but the Audit Committee has the ultimate authority to retain and terminate auditors. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company’s consolidated financial statements since the fiscal year ended December 31, 1981. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL FIVE.

Board Recommendation

The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants for the 2004 fiscal year. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information
As of December 31, 2003

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	31,024,841	$17.14	52,250,715
Equity compensation plans not approved by security holders (2)	38,140,961	$13.56	20,357,172
Total	69,165,802	$15.17	72,607,887

(1)	Equity compensation plans approved by security holders include the following:

(i)	The Employee Stock Purchase Plan, as amended and restated (“US ESPP”), under which rights are granted to LSI Logic employees in the United States to purchase shares of common stock at 85% of the lesser of the fair market value of such shares at the beginning of a 12-month offering period or the end of each six-month purchase period within such an offering period. There are 10,329,731 shares remaining available for future issuance under this plan (excluding the shares for which stockholder approval is being sought at this annual meeting). The US ESPP includes an annual replenishment calculated as 1.15% of the Company’s common stock issued and outstanding at the fiscal year end less the number of shares available for future grants under the US ESPP. No shares have been added to the Plan from the Annual Replenishment since January 2001.

(ii)	The 2003 Equity Incentive Plan was approved by stockholders in May 2003. Under this plan, the Company may grant stock options or restricted stock to employees, officers and consultants. There are 11,000,000 shares remaining available for future issuance under this plan. Stock options will have an exercise price that is no less than the fair market value of the stock on the date of grant. The term of each option or restricted stock is determined by the Board of Directors and for options granted on or after February 12, 2004, the term of the options will be seven years. Options will generally vest in annual increments of 25% per year commencing one year from the date of grant. Restricted stock awards may be granted with the vesting requirements determined by the Board of Directors.

(iii)	The 1991 Equity Incentive Plan, under which the Company may grant stock options to employees, officers and consultants, with an exercise price that is no less than the fair market value of the stock on the date of grant. The term of each option is determined by the Board of Directors and has generally been ten years. For options granted on or after February 12, 2004, the term of the options will be seven years. Options generally vest in annual increments of 25% per year commencing one year from the date of grant. With respect to shares previously approved by stockholders, no incentive stock options may be granted under this plan after March 2001.

(iv)	The 1995 Director Option Plan, under which new directors receive an initial grant of 30,000 options to purchase shares of common stock and directors receive subsequent automatic grants of 30,000 options to purchase shares of common stock each year thereafter. The initial grants vest in annual increments of 25% per year, commencing one year from the date of grant. Subsequent option grants become exercisable in full six months after the grant date. The term of each option is ten years. The exercise price of the options granted is equal to the fair market value of the stock on the date of grant.

(2)	Equity compensation plans not previously approved by security holders include the following:

(i)	Options to purchase an aggregate of 8,523,521 shares with a weighted-average exercise price of $12.72 per share are outstanding that were assumed in acquisitions. No further options may be granted under these assumed plans.

(ii)	A total of 316,042 shares of common stock are reserved under the 2001 Supplemental Stock Issuance Plan, of which 14,830 shares remain available for future issuance. Shares of common stock may be issued under this plan pursuant to share right awards, which entitle the recipients to receive those shares upon the satisfaction of the following service requirements: 20% of the shares subject to an award will be issued upon completion of three months of continuous service measured from the award date, an additional 30% of the shares will be issued upon completion of 12 months of continuous service measured from the award date and the remaining 50% of the shares will be issued upon completion of 24 months of continuous service measured from the award date.

(iii)	The 1999 Nonstatutory Stock Option Plan, under which the Company may grant stock options to its employees, excluding officers, with an exercise price that is no less than the fair market value of the stock on the date of grant. The term of each option is determined by the Board of Directors and has generally been ten years. For options granted on or after February 12, 2004, the term of the options will be seven years. Options generally vest in annual increments of 25% per year commencing one year from the date of grant.

(iv)	The International Employee Stock Purchase Plan, under which rights are granted to LSI Logic employees (excluding executive officers) outside of the United States to purchase shares of common stock at 85% of the lesser of the fair market value of such shares at the beginning of a 12-month offering period or the end of each six-month purchase period within such an offering period. There are 988,865 shares remaining available for future issuance under this plan (excluding the shares for which stockholder approval is being sought at this annual meeting).

EXECUTIVE COMPENSATION

Summary of Compensation

The following table shows, as to (i) the Chief Executive Officer and (ii) each of the four other most highly compensated executive officers who were serving as such at fiscal year end and whose salary plus paid bonus exceeded $100,000 during fiscal year ended December 31, 2003 (all persons listed in the table are collectively referred to as the “Named Executive Officers”), information concerning all reportable compensation awarded to, earned by or paid to each for services to the Company in all capacities during 2003, as well as such compensation for each such individual for the previous two fiscal years (if such person was an executive officer during any part of such previous fiscal year).

SUMMARY COMPENSATION TABLE

				Long-Term Compensation(2) Awards
		Annual Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Wilfred J. Corrigan	2003	860,018	500,000	1,000,000	8,476
Chairman and Chief	2002	793,858	0	0	9,576
Executive Officer	2001	793,858	0	1,500,000	9,576

Thomas Georgens	2003	350,002	270,000	250,000	7,195
Executive Vice President,	2002	323,090	210,000	100,000	7,633
LSI Logic Storage Systems, Inc.	2001	323,090	0	150,000	9,309

Bryon Look	2003	350,002	150,000	250,000	7,195
Executive Vice President and	2002	323,090	122,500	0	7,378
Chief Financial Officer	2001	323,090	0	200,000	9,309

W. Richard Marz	2003	390,000	50,000	100,000	7,442
Executive Vice President	2002	360,000	58,500	300,000	8,211
Worldwide Strategic Marketing	2001	360,000	0	275,000	9,499

Joseph Zelayeta	2003	415,002	130,000	100,000	7,631
Executive Vice President	2002	383,082	103,750	150,000	8,440
ASIC Technology and Methodology	2001	383,082	0	300,000	9,576

(1)	This amount reflects a ten percent voluntary reduction in pay taken by the Named Executive Officers from March 6, 2001, until September 30, 2002. The reduction in pay was reversed effective October 1, 2002, at which point the base salaries of the Named Executive Officers were reinstated to their previous levels.

(2)	The Company has not granted any stock appreciation rights, restricted stock awards or long-term incentive plan awards to executive officers.

(3)	Represents group life insurance premiums and 401(k) plan Company contributions. In 2003, the Company contributed the following: For Mr. Corrigan, $1,476 for life insurance premiums and $7,000 for matching contributions to the 401(k) plan; For Mr. Georgens, $1,378 for life insurance premiums and $5,817 for matching contributions to the 401(k) plan; For Mr. Look, $1,378 for life insurance premiums and $5,817 for matching contributions to the 401(k) plan; For Mr. Marz, $1,417 for life insurance premiums and $6,025 for matching contributions to the 401(k) plan; and For Mr. Zelayeta, $1,476 for life insurance premiums and $6,155 for matching contributions to the 401(k) plan.

Change-in-Control and Employment Agreements

In November 2003, the Company entered into change-in-control severance agreements with each of the Named Executive Officers, except Mr. Corrigan, to help ensure the continued services of management to the Company. Mr. Corrigan’s employment agreement dated September 2001 is discussed in this proxy statement in the section entitled “CEO Employment Agreement,” below.

For purposes of the change-in-control agreements made with the Named Executive Officers, benefits are payable only upon a change in control of the Company, which is deemed to have occurred in the event of (1) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (2) the approval by the shareholders of the Company, or if shareholder approval is not required, by the Board, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (3) any person becoming the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities or (4) a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors. In addition, in the Company’s change in control agreement with Mr. Thomas Georgens, Executive Vice President, LSI Logic Storage Systems, Inc., a change in control also occurs in the event the Company’s wholly owned subsidiary, LSI Logic Storage Systems, Inc. ceases to be a subsidiary of the Company due to a sale of the subsidiary to a third party.

Under the change-in-control agreements, if the executive officer’s employment is terminated involuntarily at any time within 12 months after a change in control, the executive officer will receive a lump sum payment equal to the sum of two years’ base salary plus 200% of the executive officer’s target bonus for the year in which the change in control occurs, and continued health-care benefits during the two years following the termination. In addition, the vesting and exercisability of all unexpired options, unexpired restricted stock and any other unexpired equity-based compensation awards that were granted at least six months prior to the change in control shall be automatically accelerated and fully vested and exercisable at the date of the involuntary termination. These agreements shall terminate in November 2008, unless a change of control occurs, in which case, the agreements shall terminate upon the date that all obligations of the parties have been satisfied.

CEO Employment Agreement

In September 2001, the Company entered into an employment agreement (the “Agreement”) with Wilfred J. Corrigan, the Company’s Chairman of the Board and Chief Executive Officer (“CEO”). The Agreement provides for Mr. Corrigan to continue to serve as CEO and Chairman of the Company’s Board of Directors, and further provides for an annual base salary as determined by the Board and an annual bonus based on performance goals determined by the Compensation Committee of the Board.

If the Company terminates Mr. Corrigan’s employment other than for cause, or his employment terminates as a result of death or disability, Mr. Corrigan will receive 36 months base salary, 300% of his target bonus for the immediate year, 24 months of health, dental and vision benefits, 18 months of life insurance benefits and vesting of unexpired options granted in November 1999, April 2001 and after September 2001. With respect to each such option, Mr. Corrigan will have the full term of each option to exercise the vested part of the option. An additional payment will be made to Mr. Corrigan in order to offset the effect of any federal excise taxes on payments made to him under the Agreement. If Mr. Corrigan voluntarily terminates his employment as CEO for any reason other than death or disability and the Company does not ask him to remain as the employee Chairman of the Board, Mr. Corrigan will receive all of the payments and benefits described above. If Mr. Corrigan voluntarily resigns for any reason other than death or disability and the Company asks Mr. Corrigan to remain as the employee Chairman of the Board and he agrees to do so, Mr. Corrigan will receive the payments and benefits described above except for the accelerated option vesting. Instead, unexpired options from grants after September 2001 and from the two option grants made in November 1999 and April 2001, respectively, will be converted to a monthly vesting schedule such that all such options will vest within 36 months of the resignation date. If Mr. Corrigan is terminated for cause or if he voluntarily resigns and does not remain as the employee Chairman of the Board following a Company request to do so, he will not receive any of the payments or benefits described above and instead, will receive only salary and other benefits that accrued prior to his termination of employment or as may be required by law.

Stock Option Grants and Exercises

The following tables set forth information with respect to the stock options granted to the Named Executive Officers under the Company’s stock option plans during the fiscal year ended December 31, 2003, the options exercised by such Named Executive Officers during such fiscal year and the options held by the Named Executive Officers at December 31, 2003.

The Option Grants Table sets forth hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of 5% or 10% from the date the option was granted to the end of the option term and does not represent the Company’s projection of future stock price performance. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s common stock and overall market conditions.

OPTION (1) GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Number of Securities Underlying Options Granted (#)(2)	Percent of Total Options Granted to Employees in Fiscal Year(3)	Exercise Price ($/share)	Expiration Date	5%($)	10%($)
Wilfred J. Corrigan	1,000,000	5.0	5.14	5/08/2013	3,232,518	8,191,836
Thomas Georgens	250,000	1.2	5.06	3/20/2013	795,552	2,016,084
Bryon Look	250,000	1.2	5.06	3/20/2013	795,552	2,016,084
W. Richard Marz	100,000	0.5	5.06	3/20/2013	318,221	806,434
Joseph M. Zelayeta	100,000	0.5	5.06	3/20/2013	318,221	806,434

(1)	The Company has not granted any stock appreciation rights.

(2)	All options shown in the table were nonstatutory stock options granted under the 1991 Equity Incentive Plan. The material terms of the options are as follows: (a) The exercise price of the options is the fair market value of the common stock as of the date of grant; (b) The options vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) To the extent unexercised, the options lapse after ten years, except for options granted on or after February 12, 2004, where options lapse after seven years; (d) The options are non-transferable and are only exercisable during the period of employment of the optionee (or within 90 days following termination of employment), subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee. These options are subject to acceleration of exercisability in certain events. See “Change-in-Control and Employment Agreements” above.

(3)	Based on options granted to all employees in fiscal year 2003 to purchase an aggregate of 20,015,944 shares.

(4)	These assumed rates of annual appreciation are specified by the SEC and do not represent the Company’s estimate of future stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value(1) of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Wilfred J. Corrigan	0	0	4,950,000	1,750,000	338,750	3,730,000
Thomas Georgens	0	0	600,000	462,500	0	952,500
Bryon Look	0	0	727,500	462,500	0	952,500
W. Richard Marz	0	0	986,250	481,250	0	381,000
Joseph M. Zelayeta	40,000	48,800	1,127,500	412,500	139,800	381,000

(1)	Value of unexercised options is based on the difference between the fair market value of Company’s common stock of $8.87 per share as of December 31, 2003 (the last day of the last completed fiscal year), and the exercise price of the unexercised in-the-money options.

Certain Transactions

Mr. Larry W. Sonsini, a director of the Company, is Chairman and Chief Executive Officer of Wilson Sonsini Goodrich & Rosati, P.C., a law firm that performed legal services for the Company during fiscal year 2003 and that is expected to perform legal services for the Company in the future.

BOARD COMPENSATION COMMITTEE REPORT ON CEO AND OTHER
EXECUTIVE OFFICER COMPENSATION FOR LSI LOGIC CORPORATION

Overview and Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) administers LSI Logic’s executive compensation program. The role of the Committee is to review and approve salaries and other compensation of LSI Logic’s executive officers and administer the chief executive officer and executive officer incentive plans. The Committee reviews and approves other company compensation policies and matters and oversees LSI Logic’s stock option plans, including reviewing and approving stock option grants to LSI Logic’s executive officers. The Committee’s charter reflects these various responsibilities. The Committee and the Board periodically review and revise the charter. The last revision of the charter was effective May 2003. A copy of the charter is available on the Company’s website at www.lsilogic.com.

The Committee is currently comprised of five non-employee, independent members of the Board of Directors, none of whom has any interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain. In 2003, the Committee engaged a compensation consulting firm to assist the Committee in its review of proposed 2004 compensation for the executive officers.

The philosophy of the Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the Company’s business strategies, objectives and initiatives. For incentive-based compensation, the Committee considers the desirability to qualify for deductibility by the Company under Section 162(m) of the Internal Revenue Code. Options granted under the Company’s option plan qualify as “performance-based” compensation that are not subject to the limitations on deductibility of certain executive compensation under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Committee has not adopted a policy that all compensation must be deductible. The Company’s cash bonus plans do not qualify as “performance-based” compensation under Section 162(m). However, if the Incentive Plan is approved by stockholders at the annual meeting, future cash bonuses payable thereunder will be “performance-based” compensation that is deductible. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company’s overall financial performance.

EXECUTIVE OFFICER COMPENSATION

The Committee’s approach to executive officer compensation is based upon a belief that a substantial portion of aggregate annual cash compensation for executive officers should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success. In addition, the Committee strives to align the interests of the Company’s executive officers with the long-term interests of shareholders through stock option grants that can result in ownership of the Company’s common stock. The Committee endeavors to structure each executive officer’s overall compensation package to be consistent with this approach and to enable the Company to attract, retain and reward individuals who contribute to the success of the Company.

The Company’s compensation program for executive officers is based on the following guidelines:

•	Establishment of base salary levels and participation in generally available employee benefit programs based on competitive compensation practices.

•	Utilization of a performance-based, cash incentive plan.

•	Inclusion of equity opportunities that create long-term incentives based upon increases in shareholder return.

The Committee reviews compensation levels for the executive officers utilizing information provided by an independent consulting firm engaged by the Company to benchmark the Company’s executive pay practices against industry norms. The Company’s 2003 benchmark study included 25 best performing high technology companies, including semiconductor, storage systems, storage components and networking companies.

The Company had a cash incentive plan based on performance in the third and fourth quarter of fiscal year 2003 that provided for bonus awards to be made to the executive officers (other than the chief executive officer) and other members of senior management subject to an aggregate budget for all awards under the plan. The plan established a minimum level of operating income to be achieved by the Company for the third and fourth quarters of fiscal year 2003 before any payments would be made under the plan. In addition, the plan provides for the chief executive officer to determine individual bonus award amounts pursuant to his judgment of each participant’s personal contributions to the Company’s performance for the year, subject to the approval of the Committee. The Company’s operating income for the second half of fiscal year 2003 exceeded the threshold performance established under the plan. The Committee approved a discretionary bonus pool to award to those individuals who contributed to the success of the Company in the second half of the year, with the expectation that bonus awards would demonstrate substantial differentiation and be highly selective.

Due to the economic downturn and the Company’s financial performance, the chief executive officer and ten executive officers voluntarily imposed upon themselves a temporary ten percent cut in base salary effective March 6, 2001. In October 2002, after consultation with the Committee, salaries effective prior to March 2001 were reinstated.

The Committee approved base salary increases on average of 5% for select incumbent executive officers, effective January 6, 2004. The increases were the first to executive base salaries since March 2000. As a result of this action, base salaries for the executive officers are, on average, within competitive range of the Company’s market target of the 60th percentile.

The Company maintains a set of guidelines for use in making recommendations to the Committee on individual option grants to executive officers to purchase common stock of the Company. Stock option grants were made to certain executive officers during fiscal year 2003 by reference to the guidelines. These guidelines are developed with data provided by external published surveys and other information that are believed to fairly reflect the competitive environment in which the Company operates and that are consistent with the compensation principles set forth above.

The Committee has reviewed and approved the total compensation package of all Company 16(b) officers, including each of the components (base salary, bonus incentive, stock options, executive perquisites and benefits), and determined the amounts to be reasonable and competitive for our industry, utilizing independent, industry benchmarks. Executives do not receive deferred compensation, retirement benefits or any other benefits other than eligibility to participate in the same programs and on the same basis as all other employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Corrigan has been Chairman of the Board and Chief Executive Officer (“CEO”) of the Company since its founding in 1981. In September 2001, the Company entered into an employment agreement (the “Agreement”) with Mr. Corrigan. A summary of the Agreement is set forth in the section on “CEO Employment Agreement.” The current base salary of $860,000 for Mr. Corrigan established by the Compensation Committee falls in the median of the range of such information used for competitive comparisons. Mr. Corrigan’s base salary has not been increased since March 2000. Due to the economic downturn and the Company’s financial performance, Mr. Corrigan voluntarily imposed upon himself a temporary ten percent cut in base salary effective March 6, 2001. In October 2002, after consultation with the Committee, Mr. Corrigan’s salary effective prior to March 2001 was reinstated.

Mr. Corrigan was eligible for a performance-based bonus compensation plan for the Company’s CEO that is based on the CEO’s performance, operating income objectives for the Company and on the overall performance of the Company. Mr. Corrigan did not receive a bonus during either fiscal year 2002 or 2003 with respect to the Company’s performance during fiscal years 2001 and 2002. The Committee considered a bonus award in February 2004, based on profitable results in the third and fourth quarters of fiscal year, which exceeded Committee plan expectations. The Committee approved a performance-based bonus to Mr. Corrigan with respect to fiscal year 2003 performance of $500,000 at its regular meeting of February 12, 2004.

Mr. Corrigan did not receive a stock option grant in fiscal year 2002. In fiscal year 2003, the Committee considered the improved financial performance of the Company in reviewing the CEO’s stock position, which fell below current competitive norms. As a result of this review, the Committee approved a stock option grant of 1,000,000 shares on May 8, 2003, at the closing market price on that date of $5.14 per share. This grant is subject to annual vesting of 25%, and become fully exercisable in fiscal year 2007. It is also subject to accelerated vesting in certain conditions. See “Executive Compensation — Change in Control and Employment Agreements — CEO Employment Agreement.”

The Committee is pleased to submit this report to LSI Logic’s stockholders relating to compensation of its executive officers.

MEMBERS OF THE COMPENSATION COMMITTEE

James H. Keyes, Chairman
T.Z. Chu
Dr. Malcolm R. Currie
Gregorio Reyes
Matthew J. O’Rourke

February 12, 2004

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors of LSI Logic Corporation (“Audit Committee”) assists the Board in executing its responsibilities. The Audit Committee is composed of four non-employee members, each of whom is independent as defined by the New York Stock Exchange listing rules and operates under a charter approved by the Board of Directors. This charter is available on the Company’s website at www.lsilogic.com. A copy of this charter is also attached to this proxy statement as Appendix B. The Audit Committee is responsible for, among other things, retention and termination of the Company’s independent accountants, determining the compensation of the independent accountants and monitoring the integrity and adequacy of the Company’s financial information, control systems and reporting practices.

The Company’s independent accountants, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers certain matters required under Statement on Auditing Standard No. 61 and has received written disclosures and the letter required by the Independence Standards Board Standard No. 1 from the outside accountants and has discussed with them their independence.

The Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers are compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the independence of PricewaterhouseCoopers is maintained and is not compromised by the services provided.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

The Audit Committee also selected PricewaterhouseCoopers to audit the Company’s consolidated financial statements for the 2004 fiscal year.

The following represents fees billed by PricewaterhouseCoopers for professional services provided in connection with the audit of the Company’s annual financial statements for the fiscal years 2003 and 2002 and other financial metrics. Certain amounts for fiscal year 2002 have been restated to conform to the new SEC proxy requirements.

Nature of Services	2003 (in millions)	2002 (in millions)
Audit Fees	$1.76	$1.44
Audit Related Fees (1)	$0.30	$0.21
Tax Fees (2)	$1.50	$1.16
All Other Fees	0	0

(1)	Audit-related service fees include fees for issuance of consents and comfort letters, audit and accounting assistance with respect to restructuring activities, leasing transactions and acquisitions during the year.

(2)	Tax fees represent fees charged for services for tax advice, tax compliance and domestic and international tax planning.

The Audit Committee has established a policy for pre-approval of audit and permissible non-audit services. The Committee reviews and approves the independent accountants’ annual audit plan and any subsequent engagements. The Committee requires that all audit and permissible non-audit services be submitted to it for review and approval in advance. Occasionally, a subcommittee of the Committee, consisting of one member, pre-approves certain services. The entire Committee ratifies the subcommittee’s pre-approval in the subsequent meeting of the Committee. In 2003, the Audit Committee followed these guidelines in approving all services rendered by PricewaterhouseCoopers.

MEMBERS OF THE AUDIT COMMITTEE

Dr. Malcolm R. Currie, Chairman
T.Z. Chu
James H. Keyes
Matthew J. O’Rourke

February 11, 2004

PERFORMANCE GRAPH

Comparison of Five-Year Cumulative Total Return
Among LSI Logic Corporation, S&P 500 Index
and the Philadelphia Semiconductor Index

The stock price performance shown on the graph following is not necessarily indicative of future price performance.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
LSI Logic Corp.	$100	$419	$212	$196	$72	$110
S&P 500®	$100	$121	$110	$97	$76	$97
Philadelphia Semiconductor Index	$100	$201	$164	$149	$83	$145

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2003, its officers, directors and holders of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Under the Company’s Bylaws, in order to be deemed properly presented, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no less than 60 days nor more than 90 days prior to the annual meeting; provided, however, if less than 65 days notice of the date of the annual meeting has been given to stockholders, notice by the stockholder to be timely must be delivered to the Company not later than the close of business on the seventh day following the day on which such notice of the annual meeting was mailed. The stockholder’s notice must set forth, as to each proposed matter: (a) a reasonably detailed description of the business and reason for conducting such business at the meeting; (b) the name and address as they appear on the Company’s books of the stockholder proposing such business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of the Company owned by the stockholder or beneficial holder or other party on whose behalf the proposal is made and (d) any material interest of the stockholder or beneficial holder or other party on whose behalf the proposal is made in such business.

THE BOARD OF DIRECTORS

April 1, 2004

Appendix A

LSI LOGIC CORPORATION
INCENTIVE PLAN
as amended and restated March 10, 2004

1.	Purposes of the Plan.

The purpose of the LSI Logic Corporation Incentive Plan, as amended and restated, is to motivate and reward Participants by making a significant portion of their cash compensation directly dependent upon achieving performance goals that further the Company’s business and strategic objectives. It is the Company’s intention that the compensation paid hereunder will qualify as “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and will thereby be fully deductible by the Company.

2.	Definitions.

(a)  “AFFILIATE” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(b)  “ACTUAL AWARD” means, as to any Plan Year, the actual award, if any, payable to a Participant, as determined pursuant to Section 6 for a Plan Year. Each Actual Award is determined by a Payout Formula for a Plan Year, subject to the Committee’s authority under Section 8(d) to reduce the Award otherwise payable.

(c)  “BOARD” means the Board of Directors of the Company.

(d)  “CEO” means the chief executive officer of the Company.

(e)  “COMMITTEE” means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall consist solely of two or more members of the Board who qualify as “outside directors” within the meaning of Section 162(m).

(f)  “COMPANY” means LSI Logic Corporation.

(g)  “DETERMINATION DATE” means the latest possible date that will not jeopardize a Target Award or an Actual Award’s qualification as performance-based compensation under Section 162(m).

(h)  “EARNINGS PER SHARE” means as to any Plan Year, the Company’s Profit After Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(i)  “EMPLOYEE” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(j)  “MAXIMUM AWARD” means $3,000,000 as to any Participant for any given Plan Year.

(k)  “OPERATING INCOME” means as to any Plan Year, the Company’s net or gross operating income, stated as determined by the Committee in its sole discretion and determined in accordance with generally accepted accounting principles.

(l)  “PARTICIPANT” means as to any Plan Year, an Employee who has been selected by the Committee for a participation in the Plan for that Plan Year.

(m)  “PAYOUT FORMULA” means the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Actual Awards, if any, to Participants. The formula or matrix may differ from Participant to Participant.

(n)  “PERFORMANCE-BASED COMPENSATION” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m).

(o)  “PERFORMANCE GOALS” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for an Award for a Plan Year. As determined by the Committee, the Performance Goals for any Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings Per Share, (b) Operating Income, (c) Return on Equity, (d) Revenue and (e) Total Shareholder Return. Performance Goals may differ from Participant to Participant, Plan Year to Plan Year and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

(p)  “PLAN” means this LSI Logic Corporation Incentive Plan, as amended and restated, formerly titled “LSI Logic Corporation Chief Executive Officer Incentive Plan.”

(q)  “PLAN YEAR” means the Company’s fiscal year.

(r)  “PROFIT AFTER TAX” means as to any Plan Year, the Company’s income after taxes, determined in accordance with generally accepted accounting principles.

(s)  “RETURN ON EQUITY” means as to any Plan Year, the percentage equal to the Company’s Profit After Tax divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

(t)  “REVENUE” means as to any Plan Year, the Company’s net revenues generated from third parties, determined in accordance with generally accepted accounting principles.

(u)  “SECTION 162(M)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(v)  “SHARES” means shares of the Company’s common stock.

(w)  “TARGET AWARD” means the target award payable under the Plan to a Participant for the Plan Year, expressed as a percentage of his or her base salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.

(x)  “TOTAL SHAREHOLDER RETURN” means as to any Plan Year, the total return (change in share price plus reinvestment of any dividends) of a Share.

3.	Administration of the Plan.

(a)  The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. The Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

(i)  discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of Awards hereunder;

(ii)  to prescribe forms and procedures for purposes of Plan participation and distribution of Awards;

(iii)  to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan; and

(iv)  any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding.

4.  Eligibility. The Company’s chief executive officer shall be eligible to participate in the Plan for each Plan Year. The Committee may, in its discretion, select any other Employees to be Participants for any given Plan Year. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Plan Year. Participation in the Plan is in the sole discretion of the Committee, and on a Plan Year by Plan Year basis. Accordingly, an Employee who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year. The Committee’s designation of Participants for a given Plan Year shall be made on or before the Determination Date.

5.  Performance Goals. For each Plan Year the Committee shall establish Performance Goals for each Participant for the Plan Year. The Committee may request or may be provided market data to substantiate the appropriateness of the Performance Goal. Such objectives shall be established in writing on or before the Determination Date. Each Participant’s Actual Award shall become payable based upon the extent to which the Company meets or exceeds such pre-established Performance Goal objectives.

6.  Award Determination. For each Plan Year, the Committee, in its sole discretion, shall establish a Target Award for each Participant. The Committee’s establishment of each Participant’s Target Award shall be made in writing on or before the Determination Date. The Committee may request or may be provided market data to substantiate the appropriateness of the Target Award. Subject to the limitations set forth in Sections 8(d) and 11, the Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee in accordance with Section 8(a).

7.  Payout Formula Determination. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. The Committee’s establishment of the Payout Formula or Formulae for any given Plan Year shall be made in writing on or before the Determination Date. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Plan Year are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Plan Year exceed his or her Maximum Award.

8.	Award Payment.

(a)  Certification. The Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded prior to any payments under this Plan.

(b)  Form of Distributions. The Company shall distribute all Awards to the Participants in cash, less applicable withholding.

(c)  Timing of Distributions. Subject to Sections 8(d) and 11, the Company shall distribute amounts payable to each Participant as soon as is practicable following the determination of the Award for a Plan Year under Section 6 hereof.

(d)  Limitations. The Committee may not increase an Actual Award, but may, in its sole discretion, eliminate or decrease an Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

9.  Term of Plan. The Plan originally became effective in the Company’s 1997 Plan Year. The amended and restated Plan shall first apply to the Company’s 2004 Plan Year, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the

2004 Annual Meeting of Stockholders of the Company. The Plan shall continue until terminated under Section 10 of the Plan.

10.  Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder or to account for a change in the equity or capitalization structure of the Company through merger, consolidation, reorganization, recapitalization, spin-off, significant change in strategic direction or otherwise; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would impair any payments to any Participant made prior to such amendment, modification, suspension or termination; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to any Participant under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

11.	Termination of Employment.

(a)  In the event that a Participant’s employment with the Company terminates by reason of the Participant’s retirement, total and permanent disability or death, the Committee may, in its discretion, pay to the Participant or the Participant’s representative, as the case may be, all or a portion of the Award for the Plan Year in which such termination occurs.

(b)  No Award shall be paid to a Participant with respect to a Plan Year if the Participant terminates employment during that Plan Year except as provided in Section 11(a).

12.  Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

13.  Employment. This Plan does not constitute a contract of employment or compensation or impose on either the Participant or the Company any obligation to retain the Participant as an employee. This Plan does not change the status of the Participant as an employee at-will, the policies of the Company regarding termination of employment, nor guarantee further continuing participation in the Plan.

14.  Successors. The provisions of this Plan shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Unless otherwise specified by the Committee, the Plan replaces any other variable compensation plan for the Participant.

15.  Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

16.  Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

Appendix B

CHARTER OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

LSI LOGIC CORPORATION

Charter of the Audit Committee

of the

Board of Directors

of

LSI Logic Corporation

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
LSI LOGIC CORPORATION
(as adopted by the Board of Directors on  April 10, 2003)

PURPOSE

                    The purpose of the Audit Committee (the “Committee”) of the Board of Directors of LSI Logic Corporation (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including, without limitation to:

•

Assist in the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function;

•	Prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived there from; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

COMMITTEE MEMBERSHIP AND ORGANIZATION

                    The members of the Committee shall be nominated by the Nominating and Governance Committee and appointed annually by the Board at the first regular meeting of the Board following each annual meeting of stockholders.    Committee members shall serve at the discretion of the Board.  The Committee shall consist of at least three (3) members of the Board.  Members of the Committee shall meet the following criteria:

•	Each member shall be “independent,” in accordance with the Corporate Governance Standards of the New York Stock Exchange, the rules of the SEC and applicable law, as in effect from time to time;

•	Each member shall be financially literate, as such qualification is interpreted by the Company’s Board in its business judgment; and

•

At least one member of the Committee shall have accounting or related financial management expertise, in accordance with the Corporate Governance Standards of the New York Stock Exchange, the rules of the SEC and applicable law, as in effect from time to time.  If no member of the Committee is a “financial expert,” as such term is defined in the rules of the SEC, the Committee shall so inform the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY

(a)	Appointment, Compensation and Oversight of Independent Auditors

                    The Committee shall be directly responsible for the appointment, compensation and oversight of the independent auditors and shall have the sole authority to retain or terminate the Company’s independent auditors.  The Committee shall review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, all permitted non-audit engagements and relationships between the Company and such auditors.  The

Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report. The independent auditors shall report directly to the Committee.

(b)	Approval of Audit Services and Permitted Non-Audit Services; Creation of Subcommittee

                    The Committee shall preapprove all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors (or the Committee shall subsequently approve permitted non-audit services in those circumstances where subsequent approval is necessary and permissible), to the extent required by applicable law.

                    The Committee may form and delegate authority to a subcommittee consisting of one or more members with the authority to preapprove audit and permitted non-audit services, provided that such preapprovals shall be presented to the full Audit Committee at each of its scheduled meetings.

(c)	Review of Independent Auditor Report Concerning Quality Control Procedures; Auditor Independence

                    The Committee shall obtain and review at least annually a report by the Company’s independent auditors describing:

•	The independent auditors’ internal quality-control procedures;

•

Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

•

All relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category).

                    The Committee shall request from the independent auditors on a periodic basis a formal written statement delineating all relationships between the auditors and the Company, engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and recommending that the Board take appropriate action, if necessary, to ensure the independence of the auditors.  The Committee shall oversee compliance with the requirements of the SEC for disclosure of auditors’ services and audit committee members, member qualifications and activities.

The Committee shall present its conclusions with respect to the above matters to the Board.

(d)	Review of Annual and Quarterly Financial Reports

                    The Committee shall discuss the annual audited financial statements and a subcommittee (consisting of one or more members) of the Committee shall discuss the quarterly unaudited financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

                    The Committee shall direct the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in the Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such review.

(e)	Annual Audit

                    The Committee shall review and accept, if appropriate, the annual audit plan of the Company’s independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year.

                    The Committee shall review the results of the annual audit of the Company, including any comments or recommendations of the Company’s independent auditors.

                    The Committee shall discuss with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

(f)	Internal Controls

                    The Committee shall review the adequacy and effectiveness of the Company’s internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company’s internal audit function, through inquiry and discussions with the Company’s independent auditors and management of the Company.

                    In addition, the Committee shall review the reports prepared by management, and attested to by the Company’s independent auditors, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under SEC rules.

(g)	Problem Identification and Resolution

                    The Committee shall review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management.  The Committee shall resolve any disagreements between management and the independent auditors regarding financial reporting.

(h)	Review of Earnings Releases

                    The Committee shall discuss the Company’s earnings news releases, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies, prior to public disclosure.

(i)	Policy for Hiring Former Employees of the Company’s Independent Auditor

                    The Committee shall establish clear hiring policies by the Company for employees, or former employees, of the Company’s independent auditors.

(j)	Risk Assessment and Management Policy

                    The Committee shall discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(k)	Financial Information Integrity Policy

                    The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(l)	Review of Code of Ethics for Senior Financial Officers

                    The Committee shall review, approve and monitor the Company’s code of ethics for its senior financial officers.

(m)	Other Duties; Board Reports

                    The Committee shall perform such other duties as may be requested by the Board and shall report regularly to the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

•

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities.  The Committee shall review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators.

•

The Committee shall have the sole authority to retain at the Company’s expense and terminate any independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities.

EVALUATION OF THE COMMITTEE AND THE CHARTER

•

At least annually, the Committee shall evaluate its performance. The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended changes to the Company’s or the Board’s policies or procedures.

•	The Committee shall review and reassess the adequacy and scope of this Charter annually and recommend any proposed changes to the Board for approval.

MEETINGS

                    The Committee shall meet at least quarterly and shall establish its own schedule and rules of procedure, consistent with the Bylaws of the Company and this Charter. The Board shall designate one member of the Committee as its Chairperson. The Chairperson or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and be heard shall constitute a quorum.

                    The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.  The Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

                    The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

                    The Committee shall meet separately in executive session periodically with (i) the director of internal audit (or other personnel responsible for the internal audit function), and (ii) the Company’s independent auditors, respectively.  The Committee shall meet at least quarterly with management.

MINUTES

                    The Committee shall maintain written minutes of its meetings, which minutes shall be filed and maintained with the books and records of the Company at the Company’s headquarters.

REPORTS

                    The Committee shall deliver a report to the Board following each of its meetings or at such other times as the Committee deems appropriate summarizing its examinations and recommendations and describing all of the actions taken by the Committee at the meeting.  Such reports may be made orally or in writing.

                    The Committee shall provide a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

                    The Committee shall receive periodic reports from the Company’s independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company.

VOTING

                    Each member of the Committee shall have one vote on any matter requiring action by the Committee.

COMPENSATION

                    Members of the Committee shall receive such fees, if any, for their service as Committee members, as may be determined by the Board of Directors in its sole discretion.  Such fees may include retainers, per meeting fees and special fees for service as Chair of the Committee.  Fees may be paid in such form of consideration as is determined by the Board of Directors.

                    Members of the Committee may not receive any other compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

X	Please mark
	votes as in this example.				FOR	AGAINST	ABSTAIN
2. Approval of amendment to the Employee
	THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO			Stock Purchase Plan to increase the number
	CONTRARY DIRECTION IS INDICATED, WILL BE			of shares of Common Stock reserved for
	VOTED FOR THE ELECTION OF DIRECTORS AND FOR			issuance thereunder by 9,000,000.
PROPOSALS 2, 3, 4 AND 5 AND AS SAID PROXIES DEEM
	ADVISABLE ON SUCH OTHER MATTERS AS MAY			3. Approval of amendment to the
	PROPERLY COME BEFORE THE MEETING.			International Employee Stock Purchase Plan
to increase the number of shares of Common
Stock reserved for issuance thereunder by
	1.	Election of Directors		1,000,000.
Nominees: Wilfred J. Corrigan; James H. Keyes; Malcolm R. Currie;
		T.Z. Chu; R. Douglas Norby; Matthew J. O’Rourke;		4. Approval of the amendment and
		Gregorio Reyes; Larry W. Sonsini		restatement of the Company’s Incentive Plan.
		FOR	WITHHELD
5. Ratification of the appointment of
PricewaterhouseCoopers LLP as
independent accountants for its 2004 fiscal
year.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
____________________________________________
For all nominees except those listed on the line above

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

Signature: _____________________________ Date: _____________

Signature: _____________________________ Date: _____________

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

LSI LOGIC CORPORATION

2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of LSI Logic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 1, 2004, and hereby appoints Wilfred J. Corrigan and David G. Pursel, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of LSI Logic Corporation to be held on May 6, 2004, at 9:00 a.m., local time, at the Fairmont San Jose located at 170 South Market Street, San Jose, CA 95113 and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE